As filed with the Securities and Exchange Commission on February 17, 2006.

Registration No. 333-90887

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3/A

POST EFFECTIVE AMENDMENT NO. 2

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	74-2211011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3000 Technology Drive Angleton, Texas 77515 (979) 849-6550	Cary T. Fu Chief Executive Officer Benchmark Electronics, Inc. 3000 Technology Drive Angleton, Texas 77515 (979) 849-6550 Fax: (979) 848-5269
(Address, including zip code, and telephone	(Address, including zip code, and telephone number,
number, including area code, of registrant’s	including area code, of registrant’s agent for service of
principal executive offices)	process)

Copy to:

William J. Whelan, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY STATEMENT

On November 12, 1999, Benchmark Electronics, Inc. (the “Company”) filed a Registration Statement on Form S-3 (No. 333-90887) (the “Registration Statement”) relating to the registration of an aggregate 1,000,000 Common Shares (“Securities”). The selling shareholder obtained its shares of our common stock in connection with our acquisition of AVEX Electronics, Inc. and Kilbride Holdings B.V. on August 24, 1999. The Company’s obligation to keep the Registration Statement effective has expired. This Post-effective Amendment No. 2 to the Registration Statement is being filed to remove all unsold Securities registered under the Registration Statement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on February 16, 2006.

BENCHMARK ELECTRONICS, INC.

By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated and on the dates indicated.

Name	Position	Date

President and Chief
/s/ Cary T. Fu	Executive Officer	February 16, 2006
Cary T. Fu	(principal executive officer)

/s/ Gayla J. Delly	Chief Financial Officer	February 16, 2006
Gayla J. Delly	(principal financial
and accounting officer)

/s/ Donald E. Nigbor	Chairman of the Board	February 16, 2006
Donald E. Nigbor	of Directors

/s/ Steven A. Barton	Director and Executive	February 16, 2006
Steven A. Barton	Vice President

/s/ John W. Cox	Director	February 16, 2006
John W. Cox

/s/ John C. Custer	Director	February 16, 2006
John C. Custer

/s/ Peter G. Dorflinger	Director	February 16, 2006
Peter G. Dorflinger

/s/ Laura W. Lang	Director	February 16, 2006
Laura W. Lang

/s/ Bernee D.L. Strom	Director	February 16, 2006
Bernee D.L. Strom